Exhibit 99.2
BOTTINI & BOTTINI, INC.
Francis A. Bottini, Jr. (SBN 175783)
Albert Y. Chang (SBN 296065)
Yury A. Kolesnikov (SBN 271173)
7817 Ivanhoe Avenue, Suite 102
La Jolla, California 92037

Telephone:	(858) 914-2001

Facsimile:	(858) 914-2002

E-mail:	fbottini@bottinilaw.com
achang@bottinilaw.com
ykolesnikov@bottinilaw.com

Attorneys for Plaintiff Bart Hornung

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

BART HORNUNG, derivatively on behalf of
A10 NETWORKS, INC.,

 Plaintiff,

v.

LEE CHEN, PETER Y. CHUNG, ROBERT COCHRAN, ALAN S. HENRICKS, PHILLIP J. SALSBURY, GREGORY STRAUGHN, and RAJKUMAR JALAN,

Defendants,

-and-

A10 NETWORKS, INC.,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No.: 1-15-CV-282286 STIPULATION AND AGREEMENT OF SETTLEMENT Judge: Hon. Peter H. Kirwan Dep’t: 1 (Complex Civil Litigation)

Subject to the approval of this Court, this Stipulation and Agreement of Settlement (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), each by and through its/his respective counsel: (i) Plaintiff Bart Hornung (Plaintiff) in the above-captioned shareholder derivative action (the “Derivative Action”); (ii) Nominal Defendant A10 Networks, Inc. (“A10” or “Company”); and (iii) Lee Chen, Peter Y. Chung, Robert Cochran, Alan S. Henricks, Phillip J. Salsbury, Gregory Straughn and Rajkumar Jalan, all of whom are current or former members of the Board and/or senior officers of A10 (the “Individual Defendants”). This Stipulation is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

I.	BACKGROUND

A.	Factual Background
Nominal Defendant A10 Networks, Inc. was incorporated in California in July 2004, and reincorporated in Delaware in connection with its IPO in 2013. Its headquarters are located at 3 West Plumeria Drive, San Jose, California 95134. A10 Networks provides advanced application networking technologies. The Company’s solutions enable enterprises, service providers, Web giants and government organizations to accelerate, secure and optimize the performance of their data center applications and networks. A10 Networks products are built on an ACOS, a platform of advanced networking technologies, which is designed to deliver substantially greater performance and security. During a portion of the Relevant Period, the Company was privately held. The Company went public in an IPO on March 21, 2014 and its shares are now traded on the New York Stock Exchange.
During the Relevant Period, Plaintiff alleges that the Individual Defendants caused the Company to infringe patents and intellectual property held by Foundry Networks, which was subsequently acquired by Brocade Communications Systems, Inc. After being sued by Foundry and Brocade, A10 Networks paid $75 million to settle the case. The complaint also alleges that the Individual Defendants’ actions also caused the Company to lose out on millions of dollars of revenue, as the Company’s customers refused to purchase the Company’s products due to uncertainty related to the patent infringement claims by Foundry and Brocade.
During the Relevant Period, and in connection with the Company’s Initial Public Offering (“IPO”), the Complaint also alleges that the Individual Defendants breached their fiduciary duties of candor and loyalty by causing the Company to issue a materially false and misleading Prospectus and Registration Statement, subjecting the Company to being sued by investors who acquired their shares pursuant to the Registration Statement issued in connection with the Company’s IPO. The Complaint also alleges that the Individual Defendants failed to ensure that the Company had adequate internal controls in place.
The Defendants deny the Complaint’s allegations and deny they engaged in any wrongdoing.

B.	Procedural Background

1.	The Derivative Action

On June 24, 2015 Plaintiff Hornung filed Hornung v. Chen, et al., Case No. 1-15-CV-282286, a shareholder derivative action in the Superior Court of the State of California, County of Santa Clara, alleging claims for, inter alia, breaches of fiduciary duty, abuse of control, gross mismanagement, unjust enrichment and breach of the duty of honest services. The complaint asserted claims against officers and directors of A10.
On January 29, 2016, Defendants filed a demurrer to the complaint. Plaintiff filed an opposition brief to the demurrer on March 21, 2016, and a notice of errata to such brief on March 29, 2016. Defendants filed a reply brief in support of the demurrer on April 11, 2016. The hearing on the motion was set for June 24, 2016.
On January 29, 2016, Defendants also filed a motion to strike certain portions of the complaint. Plaintiff filed an opposition to the motion to strike on March 21, 2016. Defendants filed a reply in support of the motion to strike on April 11, 2016. The hearing was set for June 24, 2016.
On January 29, 2016, Defendants also filed a motion to stay the Derivative Action in favor of the Securities Class Action, In re A10 Networks, Inc. Shareholder Litigation. Case No. 1-15-CV-276207, also noticed for hearing on June 24, 2016. Plaintiff’s Opposition was due June 3, 2016, but the parties entered into a stipulation to defer the briefing on the motion to stay, as well as the hearing on that motion, the motion to strike, and the demurrer, in light of the parties’ agreement to settle the action.

2.	Inspection Demand

On February 1, 2016, Plaintiff Hornung served on A10 a request to inspect certain books and records of A10, pursuant to “California Corporations Code § 1601 and California common law” (the “Inspection Demand”). The parties exchanged subsequent communications regarding the Inspection Demand.

3.	Settlement Negotiations
Counsel for the Settling Parties engaged in extensive efforts to resolve the Derivative Action and Inspection Demand (together, the “Action”). In January 2016, Plaintiff, A10, and the Individual Defendants first discussed the possibility of reaching an informal resolution of this Action through mediation, and ultimately agreed to participate in a mediation in Corona Del Mar, California before Judge Layn R. Phillips (Ret.). In advance of the mediation, the Settling Parties engaged in numerous discussions regarding potential corporate governance measures that might be implemented by the Company in conjunction with a potential settlement of the Action. Also in advance of the mediation, the parties simultaneously exchanged, and submitted to the mediator, mediation briefs on March 10, 2016. Plaintiff and Defendants subsequently submitted proposed settlement term sheets on March 11, 2016 and March 18, 2016, respectively, outlining proposals for informal resolution of the Action.
Plaintiff, A10, and the Individual Defendants participated in an all-day mediation before Judge Phillips on March 22, 2016. Substantial negotiations took place throughout the day, extensive drafts of settlement offers and counteroffers were exchanged. Plaintiff, A10, and the Individual Defendants did not reach agreement on terms for a proposed settlement at the mediation, but continued settlement efforts after the mediation, while at the same time continuing to litigate the case. Plaintiff, A10, and the Individual Defendants continued their negotiations in the weeks following the mediation and eventually reached agreement on material terms concerning the settlement.
On May 20, 2016 Plaintiff, A10, and the Individual Defendants agreed on the terms of a Memorandum of Understanding (“MOU”) to settle the Action.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiff’s Counsel conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing securities analyst, business and financial media reports about the Company; (3) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Action and the potential defenses thereto; (4) researching corporate governance issues; (5) researching, drafting, and filing complaints, oppositions to Defendants’ demurrers and motions to strike; (6) preparing settlement demands and a mediation statement; (7) participating in an all-day mediation; (8) engaging in settlement discussions with counsel for the Defendants; and (9) reviewing confirmatory discovery.
Plaintiff believes that Plaintiff’s Counsel has engaged in substantial litigation efforts regarding the claims asserted in the Derivative Action. In addition, Defendants’ demurrer and motion to strike were fully briefed and on calendar for hearing on June 24, 2016. Plaintiff’s Counsel has also made numerous court appearances in connection with these prosecution efforts in the Derivative Action. Defendants provided to counsel for the Plaintiff substantial confirmatory discovery (over 90,000 pages of Company documents), as was necessary for the Plaintiff to confirm that the Settlement is fair and reasonable. The MOU provided that, if after conducting such confirmatory discovery, counsel for the Plaintiff, or Plaintiff himself, believed and could show that the Settlement was objectively materially unreasonable and inadequate, he was free to inform counsel for Defendants in writing within a reasonable time period and at that point the Settlement would be void.
Plaintiff’s Counsel believes that the claims asserted in the Derivative Action have merit. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Plaintiff has concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial(s) and through possible appeal(s). Plaintiff’s Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of what Plaintiff’s Counsel believes to be the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is in the best interests of Plaintiff, A10, and Current A10 Shareholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to A10, or any wrongdoing whatsoever. Plaintiff has not made a litigation demand on A10’s Board, and A10 believes the Complaint does not contain allegations demonstrating that such demand would be futile. However, without admitting that Plaintiff has standing to bring any claims in this Action, the validity of any of the claims Plaintiff has asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation. Further, A10 and the current Board acknowledge that the Settlement is fair, reasonable, adequate and in the best interests of A10 and Current A10 Shareholders.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of the Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
Plaintiff (on behalf of himself and derivatively on behalf of A10), the Individual Defendants, and nominal defendant A10, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, pursuant to CCP § 382, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Settling Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1.    “Action” or “Derivative Action” shall mean Hornung v. Chen, et al., Case No. 1:15-cv-282286 (Santa Clara County Superior Court).
1.2.    “Board” means the A10 Board of Directors.
1.3.    “Court” means the Superior Court for the State of California, County of Santa Clara.
1.4.    “Current A10 Shareholders” means, for purposes of this Stipulation, any Persons (defined below) who owned A10 common stock as of the date of this Stipulation and who continue to hold their A10 common stock as of the date of the Settlement Hearing, excluding the Individual Defendants (defined below), the officers and directors of A10, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.5.    “Defendants” means (i) Nominal Defendant A10 Networks, Inc. (“A10” or “Company”); and (ii) Defendants Lee Chen, Peter Y. Chung, Robert Cochran, Alan S. Henricks, Phillip J. Salsbury, Gregory Straughn and Rajkumar Jalan, all of whom are current or former members of the Board and/or senior officers of A10 (the “Individual Defendants”).
1.6.    “Defendants’ Counsel” means Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.
1.7.    “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 herein have been met and have occurred.
1.8.    “Fee and Expense Award” means any sum paid to Plaintiff’s Counsel for their attorneys’ fees and expenses as an award by the Court in recognition of the benefits conferred upon A10 and Current A10 Shareholders via the Action.
1.9.    “Securities Class Action” means In re A10 Networks, Inc. S’Holder Litig., Case No. Case No. 1-15-CV-276207 (Superior Court for the State of California, County of Santa Clara).
1.10.    “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal or writ proceeding.

1.11.    “Judgment” means the final order and judgment to be rendered by this Court, substantially in the form attached hereto as Exhibit C.
1.12.    “A10,” the “Company” or “Nominal Defendant” means A10 Networks, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
1.13.     “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Action, substantially in the form of Exhibit B-1 attached hereto.
1.14.     “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.15.    “Plaintiff” means Bart Hornung.
1.16.    “Plaintiff’s Counsel” means Bottini & Bottini, Inc., 7817 Ivanhoe Avenue, Suite 102, La Jolla, CA 92037
1.17.    “Preliminary Approval Order” means the Order to be entered by this Court, substantially in the form of Exhibit B attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current A10 Shareholders, and scheduling a Settlement Hearing to consider whether the Stipulation and Fee and Expense Award should be finally approved.
1.18.    “Related Persons” means each of a Person’s immediate family members and current, former, or future parents, subsidiaries, associates, affiliates, partners, joint venturers, officers, directors, principals, shareholders, members, agents, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, insurers, co-insurers, reinsurers, heirs, assigns, executors, general or limited partners or partnerships, personal or legal representatives, estates, administrators, predecessors, successors, advisors, and/or any other individual or entity in which a Person has or had a controlling interest or which is or was related to or affiliated with a Person.
1.19.    “Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims (as defined herein), that have been or that might have been asserted by Plaintiff, A10, and/or any A10 shareholder derivatively on behalf of A10 against any Released Persons that are based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged in the Action. Released Claims shall not include claims to enforce the Settlement, claims or causes of action asserted in the Securities Class Action, or any claims or causes of action described in ¶ 4.4.
1.20.    “Released Persons” means the Defendants and their Related Persons.
1.21.    “Settling Parties” means the Plaintiff (on behalf of himself and derivatively on behalf of A10), each of the Individual Defendants, and Nominal Defendant A10.
1.22.    “Settlement” means the settlement documented in this Stipulation.
1.23.    “Settlement Hearing” means a hearing by this Court to review this Stipulation and determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.
1.24.    “Unknown Claims” means any and all claims that were alleged or could have been alleged in the Action by Plaintiff, A10 or any A10 stockholder derivatively on behalf of A10, which any Settling Shareholder, A10, or A10 shareholders derivatively on behalf of A10 do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiff and A10 shall expressly waive, and each of A10’s’ shareholders by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Terms of the Settlement
2.1.Corporate Governance Reforms
Within one hundred twenty (120) calendar days after the entry of an Order granting final approval of the Settlement, the Company shall implement the corporate governance measures set forth in Exhibit A to this Agreement (the “Reforms”), to the extent they have not already been implemented. The Reforms shall remain in effect until the earlier of: (i) a period of not less than three (3) years; (ii) the consummation of a change in control of the Company; or (iii) the Company’s stock no longer being publicly traded. Moreover, the Board of Directors shall cause the Company to commit sufficient financial resources to fund and implement the Reforms. Furthermore, if any of the Reforms should conflict with any applicable law(s), rule(s) or regulation(s) (including of any national securities exchange or interdealer quotation system), or the reasonable exercise of the Company’s or its officers’ or directors’ fiduciary duties, the Company will comply with such applicable law(s), rule(s), or fiduciary duties, notwithstanding any provision herein. A10 and the Board agree that the initiation, prosecution, pendency, and settlement of the Action were a substantial cause of the Company’s adoption and/or enactment of the Reforms.
2.2    Benefit to A10 and current A10 Shareholders
The Settling Parties agree that the Reforms have provided and will provide benefits to A10 and Current A10 Shareholders. In addition, the Board, exercising its independent business judgment, believes that the Settlement is in the best interests of A10 and Current A10 Shareholders.

3.	Procedure for Implementing the Settlement
3.1Within fourteen (14) calendar days after the execution of this Stipulation, Plaintiff’s Counsel shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current A10 Shareholders; (iii) approval of the form of Notice attached hereto as Exhibit B-1; and (iv) a date for the Settlement Hearing.
3.2    Within fourteen (14) calendar days of the Court’s entry of the Preliminary Approval Order, A10 shall: (i) cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K; (ii) cause the Notice to be published once in Investors’ Business Daily; and (iii) post a link to the Stipulation and the Notice on the Investor Relations portion of A10’s website, which posting shall be maintained through the date of the Settlement Hearing. All costs of such Notice and the filing, publishing and posting set forth above shall be paid by A10 and/or its insurers. The Settling Parties believe the content and manner of such procedure constitutes adequate and reasonable notice to Current A10 Shareholders pursuant to applicable law.
3.3    Plaintiff’s Counsel shall request that the Court hold the Settlement Hearing after the Notice described above is given to Current A10 Shareholders to approve the Settlement and any Fee and Expense Award.

4.	Releases
4.1    Upon the Effective Date, A10 and Plaintiff (acting on his own behalf and derivatively on behalf of A10) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Action against the Released Persons. A10 and Plaintiff (acting on his own behalf and derivatively on behalf of A10) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or Judgment entered pursuant thereto.
4.2    Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of A10, Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims; provided, however, that nothing herein is intended to release any indemnification, advancement or insurance rights that any Individual Defendant has or may have under any contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Individual Defendant has or may have related to any pending or threatened civil or government proceedings, or any rights or claims Plaintiff and other shareholders of A10 have with respect to the Securities Class Action, including the right to make any claim relating to the settlement of the Securities Class Action.
4.3    Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
4.4    Nothing in this Stipulation constitutes or reflects a waiver or release of: (i) any rights or claims of the Company pursuant to any contract(s) or agreement(s) with any Individual Defendant, including but not limited to, any rights or claims pertaining to claw backs; (ii) any rights or claims of the Individual Defendants pursuant to any contract(s) or agreement(s) with the Company, including, but not limited to, any rights or claims pertaining to indemnification or advancement of expenses; (iii) any rights or claims of the Individual Defendants to indemnification or advancement of expenses arising from the Company’s articles of incorporation, bylaws or applicable law; (iv) any rights or claims of Defendants with respect to their insurers and/or the insurers’ Related Persons, including, but not limited to, any rights or claims under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company.

5.	Attorneys’ Fees and Reimbursement of Expenses
5.1    In recognition of the substantial benefit conferred on the Company through the Settlement and with the substantial assistance and involvement of the Mediator, the Settling Parties reached an agreement as to a fair and reasonable amount of attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Counsel. Subject to Court approval, the Individual Defendants shall cause their insurers or their successors in interest to pay to Plaintiffs’ Counsel up to $____ for their attorneys’ fees and reimbursement of expenses (“Fee and Expense Amount”).
5.2    The Individual Defendants or their carriers or their successors in interest shall pay the Fee and Expense Amount to Bottini & Bottini, Inc. within twenty one (21) calendar days following the later of: (a) entry of an Order granting preliminary approval of this Settlement by the Court, or (b) Plaintiff’s counsel furnishing to Defendants’ counsel adequate payment instructions for wire transfer (including instructions and tax ID number) and by providing a completed W-9 for Bottini & Bottini, Inc. to facilitate payment by check. Payment shall be subject to Plaintiffs’ Counsel’s obligation to make appropriate refund or repayment to the Individual Defendants or their carriers or their successors in interest if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount of the Plaintiffs’ Counsel’s Fee and Expense Amount is reduced or eliminated, the Judgment does not become Final, or the Judgment is reversed or vacated.
5.3    Except for the obligation of Defendants’ insurers or their successors in interest to pay the Fee and Expense Amount as provided, Plaintiff and Plaintiffs’ Counsel shall bear their own fees, costs, and expenses, and the Company and the Individual Defendants shall not be liable for any costs or expenses of this litigation, including attorneys’ fees.
5.4    Entry of the Judgment is not in any way conditioned upon the Court’s granting of any amount of a Fee and Expense Amount. The Court may finally approve the Settlement, enter the Judgment, and the Effective Date may occur without regard to the award of a Fee and Expense Amount.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1    The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a)	the Board has approved the Settlement and each of its terms as in the best interest of A10;

(b)	preliminary approval of the Settlement;

(c)	dissemination of the Notice as set forth above;

(d)	the entry by the Court of the Judgment;

(e)	the payment of any Fee and Expense Award in accordance with ¶¶ 5.1-5.4 hereof;

(f)	the Judgment has become Final; and

(g)	Dismissal with prejudice of the Derivative Action with respect to Defendants (as defined herein).
6.2    If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, and the Settling Parties shall be restored to their respective positions in the Action as of the date of this Stipulation, unless Plaintiff’s Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.
6.3    In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.

7.	Miscellaneous Provisions
7.1    The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
7.2    The Settling Parties agree that the terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties will request that the Judgment will contain a finding that during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure §128.7 and all other similar rules of professional conduct. The Settling Parties reserve their right to rebut, in a manner that the parties determine to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.
7.3    Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is or may be deemed to be or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.4    The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.5    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest.
7.6    The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Action, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
7.7    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of A10 shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of A10 they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the Settlement terms reflected in this Stipulation and any Fee and Expense Award. A10 and the current Board also agree that the Settlement as reflected in this Stipulation provides for adequate consideration for the payment of any Fee and Expense Award.
7.8    The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.9    All agreements made and orders entered during the course of the Action relating to the confidentiality of information and documents shall survive this Stipulation.
7.10    Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Released Persons.
7.11    The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
7.12    This Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of this Court solely for purposes of implementing and enforcing this Stipulation and related Settlement.

Dated: August 26, 2016	Respectfully submitted,

BOTTINI & BOTTINI, INC.
Francis A. Bottini, Jr.
Albert Y. Chang
Yury A. Kolesnikov

By:    /s/ Francis A. Bottini, Jr.
Francis A. Bottini, Jr.

7817 Ivanhoe Avenue, Suite 102
La Jolla, CA 92037
Telephone:     (858) 914-2001
Facsimile:     (858) 914-2002

Attorneys for Plaintiff

Dated: August 25, 2016	WILSON SONSINI GOODRICH & ROSATI Professional Corporation
Nina F. Locker (SBN 123838)
Benjamin M. Crosson (SBN 247560)
Doru Gavril (SBN 282309)
Anne S. Aufhauser (SBN 300952)

By:     /s/ Nina F. Locker
Nina F. Locker

650 Page Mill Road
Palo Alto, California 94304-1050
Telephone:    (650) 493-9300
Facsimile:    (650) 565-5100

Attorneys for Defendants Lee Chen, Peter Y. Chung, Robert Cochran, Alan S. Henricks, Phillip J. Salsbury, Gregory Straughn, and Rajkumar Jalan and Nominal Defendant A10 Networks, Inc.